WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund 5 financial statements for the six months ending June 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                             12-31-97
<PERIOD-END>                                  06-30-97
<CASH>                                       2,261,051
<SECURITIES>                                         0
<RECEIVABLES>                                   75,450<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,314,840
<PP&E>                                      72,020,764<F2>
<DEPRECIATION>                            (40,262,523)<F3>
<TOTAL-ASSETS>                              36,409,582
<CURRENT-LIABILITIES>                        3,080,448
<BONDS>                                     41,989,073<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (8,659,939)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                36,409,582
<SALES>                                              0
<TOTAL-REVENUES>                             7,261,238<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,423,592<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,704,080
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   133,566<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes  all receivables grouped in "Prepaid expenses and other assets"
on the balance sheet.
<F2>Includes apartment complexes of $71,129,601 and deferred expenses of $891,163.
<F3>Represents depreciation of $39,759,785 and accumulated amortization on deferred expenses $502,738.
<F4>Represents mortgage note payable.
<F5>Represents total deficits of the General Partners and Limited Partners of
(390,623) and ($8,269,316), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Operating expenses of $2,723,174 real estate tax expense of $973,292 and depreciation and amortization of $1,727,126.
<F8>Net income allocated $1,336 to the General Partners and $132,230 to the
Limited Partners. Average net income per unit of Limited Partners interest is $3.53 on 35,200 units.

